EXHIBIT 4.1

GLOBAL ELECTRONIC RECOVERY CORP.
INCORPORATION UNDER THE LAWS OF THE STATE OF NEVADA
AUTHORIZED SHARES $0.001 PAR VALUE

NUMBER	SHARES
CUSIP See Reverse For Certain Definitions

THIS CERTIFIES THAT

Is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF $0.001 PAR VALUE COMMON

STOCK OF

GLOBAL ELECTRONIC RECOVERY CORP.

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated:

______________________________ Secretary	SEAL	_____________________________ President

GLOBAL ELECTRONIC RECOVERY CORP.

TRANSFER FEE: $20.00 PER NEW CERTIFICATE ISSUED

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - __________ Custodian ___________ (Minor) under Uniform Gifts to Minors Act ____________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _________________ hereby sell, assign and transfer unto

_______________ (Please insert Social Security or other identifying number of Assignee).

_________________________________________________________________

Please print or typewrite name and address, including zip code of Assignee)

_________________________________________________________________

_________________________________________________________________

__________________________________________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: _________________

_____________________________________________

Notice: The signatures to this Assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

___________________________

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.